UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2015

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, Michael B. Nash resigned from the Board of Directors (the “Board”) of La Quinta Holdings Inc. (the “Company”), effective the same day.

Also on June 9, 2015, the Board elected Scott Bergren to the Board, effective the same day, to fill the vacancy resulting from the resignation of Mr. Nash. The Board expects that Mr. Bergren will fill the role of Mr. Nash on the Nominating/Corporate Governance Committee of the Board.

Mr. Bergren, 68, served as Chief Executive Officer (CEO) of both Pizza Hut (Global) and Yum! Innovation until his retirement in December 2014. Prior to becoming CEO at Pizza Hut (Global) at the end of 2013, Mr. Bergren served as CEO of Pizza Hut (U.S.) beginning in 2011. He also had served as CEO of Yum! Innovation since 2011. Mr. Bergren has held many roles across Yum! Brands, Inc. since 2002, including President and Chief Concept Officer of Pizza Hut Inc., Chief Marketing & Food Innovation Officer for Kentucky Fried Chicken and Yum! Brands in Louisville and Chief Concept Officer of Yum! Restaurants International in Dallas.

Mr. Bergren also served as President of Chevys, Inc., a full-service Mexican casual dining concept, from 1995 to March 2002, first as part of PepsiCo, and then as part of a management-led buyout of the company. Prior to 1995, he built and operated Pizza Hut and Kentucky Fried Chicken restaurants in Mexico and Central America working for Tricon Global Restaurants, Inc.’s International Division. Mr. Bergren has also served as President/CEO of Round Table Pizza and Peter Piper Pizza. He currently serves on the board of directors of Wawa, Inc., a privately held convenience store chain. Mr. Bergren is a graduate of Northwestern University and served as a First Lieutenant in the U.S. Army.

Mr. Bergren will receive the standard compensation paid to the Company’s outside directors as described in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2015, under “Compensation of Directors.”

There is no arrangement or understanding between Mr. Bergren and any other persons pursuant to which he was selected as a director. Mr. Bergren does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Bergren’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Mark M. Chloupek
	Name:	Mark M. Chloupek
	Title:	Executive Vice President and General Counsel

Date: June 10, 2015